CUSIP No. 667337109

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, having no par value, of Northwest Bancorporation, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement in their capacity set forth below.

/s/ Harlan D. Douglass
Harlan D. Douglass

/s/ Maxine D. Douglass by Harlan D. Douglass A.I.F.
Maxine D. Douglass
by Harlan D. Douglass, POA

HARLAND D. DOUGLASS, INC.

/s/ Harlan D. Douglass
By Harlan D. Douglass
President and Chief Executive Officer

HARLAN D. DOUGLASS IRA.

/s/ Harlan D. Douglass
By Harlan D. Douglass